LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (“Line of Credit”) is made and entered into as of the Effective Date set forth below, by and between:

Lender: Susan Jeffs, an individual with an address at 11750 Fairtide Road, Ladysmith, BC V9G 1K5 (“Lender “),

AND

Borrower: StimCell Energetics Inc., a corporation with an address at 555 - 1130 West Pender Street, Vancouver, BC V6E 4A4 (“Borrower”)

1. CREDIT LINE

1.1 The Lender agrees to extend to the Borrower an unsecured revolving line of credit (“Credit Line”) in the maximum principal amount of USD$100,000 (the “Credit Limit”).

1.2 The Borrower may request advances under the Credit Line, provided that the total outstanding balance does not exceed the Credit Limit at any time.

2. INTEREST RATE

2.1 The outstanding balance under this Credit Line shall accrue interest at a rate of 10% per annum, compounded monthly, calculated on the basis of a 365-day year and payable on the outstanding principal balance.

3. REPAYMENT TERMS

3.1 The entire outstanding balance, including principal and accrued interest, shall be payable on demand by the Lender.

3.2 The Borrower may make payments of principal or interest at any time without penalty.

4. SECURITY

4.1 This Credit Line is unsecured, and the Lender shall not require any collateral or security interest in any property of the Borrower.

5. EVENTS OF DEFAULT

5.1 The Lender may demand full repayment of the outstanding balance if the Borrower:

(a) Fails to make any payment when due;

(b) Becomes insolvent, files for bankruptcy, or has a receiver appointed over its assets; or

(c) Breaches any material provision of this Line of Credit.

6. GOVERNING LAW

6.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and any disputes shall be subject to the exclusive jurisdiction of the courts of British Columbia.

7. GENERAL PROVISIONS

7.1 No Waiver - The failure of either party to enforce any provision of this Agreement shall not be considered a waiver of any right under this Agreement.

7.2 Amendments - Any modifications to this Agreement must be made in writing and signed by both parties.

7.3 Entire Agreement - This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Effective Date: January 7, 2026

LENDER:

Susan Jeffs

By: /s/ Susan Jeffs

Date: January 7, 2026

BORROWER:

StimCell Energetics Inc.

By: /s/ David Jeffs

Name: David Jeffs

Title: President and CEO

Date: January 7, 2026